Exhibit 10.90

RUSS BERRIE AND COMPANY, INC.
STOCK OPTION AGREEMENT

Date of Grant:  December 15, 2004

Russ Berrie and Company, Inc., a New Jersey corporation (the “Company”), does hereby grant to Michael Levin (the “Optionee”), as of the date set forth above, a stock option (the “Option”) to purchase an aggregate of 100,000 shares of its Common Stock (stated value $.10) (the “Stock”) at the price of $22.21 per share (the “Option Price”), upon the following terms and conditions.

1.                                       (a)                                  Subject to Sections 2 and 4 below, this Option shall vest and become exercisable ratably over three years (33 1/3% per year) from the Date of Grant.  In no event may a vested portion of the Option be exercised later than 10 years from the Date of Grant, however, the term of exercisability of a vested portion of the Option shall be subject to the provisions of Section 2 below.

(b)                                 The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) may at any time, in its sole discretion, limit the number of shares of Stock that the Optionee may purchase by the exercise of this Option on any particular date or in any year.

2.                                      (a)                                   If the Optionee retires after reaching his Normal Retirement Date (as defined on the date of his retirement under the Russ Berrie and Company, Inc. 401(k) Plan), any outstanding unexercised portion of this Option, whether or not vested and/or exercisable on the date he/she retires, shall be deemed fully vested and exercisable and may be exercised for up to one (1) year after his retirement or the stated term of the Option, whichever period is shorter.]

(b)                                 If the Optionee becomes Disabled (as defined in the Employment Agreement dated as of December 15, 2004 between the Optionee and the Company), any outstanding unexercised portion of this Option, whether or not vested and/or exercisable on the date he/she became Disabled (as determined by the Board of Directors of the Company in good faith), shall be deemed fully vested and exercisable, and may be exercised by the Optionee or his/her legal representative or permitted transferee for up to one (1) year from the date he became Disabled, or the stated term of the Option, whichever period is shorter.

(c)                                  In the event of the death of the Optionee while he/she is employed by the Company, [or within the one year period provided in paragraph 2(a),] any outstanding unexercised portion of this Option existing on the date such Optionee’s employment terminated, whether or not vested and/or exercisable on the date his/her employment is terminated, shall be deemed fully vested and exercisable, and may be exercised by his estate or his legatee(s) for up to one (1) year after his/her death or the stated term of the Option, whichever is shorter.

(d)                                 Subject to the last sentence of this paragraph (d), if the Optionee’s employment with the Company is terminated for any reason other than death, Disability or retirement, any outstanding unexercised portion of this Option (whether vested or not) will be cancelled and deemed terminated as of the date of his termination; provided, however, that if the Optionee’s employment is terminated by the Company for reasons other than Cause (as defined in the Employment Agreement dated as of December 15, 2004), any outstanding unexercised portion of this Option, whether or not vested and/or exercisable on the date of termination, may be exercised for up to 6 months after the termination date or the stated term of the Option, whichever period is shorter.  If the Optionee is also a Participant under the Company’s Change-in-Control Severance Plan (the “Severance Plan”), and the terms of this paragraph conflict with the terms of the Severance Plan, such conflict shall be resolved in accordance with the provisions of Section 6.7(b) of the Severance Plan.

3.                                       This Option shall be exercised by giving written notice of exercise to the Company at 111 Bauer Drive, Oakland, NJ  07430 (Attention: Chief Financial Officer) which shall specify the number of shares of Stock to be purchased and which shall be accompanied by payment in full of the purchase price in cash.

4.                                       The number of shares of Stock subject to this Option and the price to be paid therefore, shall be subject to adjustment as follows:

(a)                                  In the event of any change in the outstanding Stock by reason of a dissolution or liquidation of the Company, sale of all or substantially all of the assets of the Company, merger or consolidation of the Company with or into any other entity if the Company is the surviving corporation, statutory share exchange involving capital stock of the Company, reorganization, recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, stock combination, rights offering, spin-off or other relevant change, the Compensation Committee may adjust the Option Price or the number of shares of Stock subject thereto, and any or all other matters deemed appropriate by the Compensation Committee, including, without limitation, accelerating the vesting and/or exercise period pertaining to such grant.

(b)                                 In the event of the consummation of a reorganization, merger, share exchange or consolidation if, in each case following such consummation, the outstanding shares of Stock are converted into cash, property or securities of any issuer other than the Company (a “Business Combination”), the Compensation Committee, in its sole discretion, may provide for (i) the substitution for such Option of new awards covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kind of shares and exercise prices, (ii) the acceleration of the vesting and/or exercise period pertaining to the Option or (iii) (1) the cancellation of any portion of this Option that is then exercisable and the payment to the holder thereof, in cash or stock, or any combination thereof, of the value of such Option based upon the price per share of stock received or to be received by other stockholders of the Company in connection with the Business Combination, and (2) the cancellation of any portion of the Option that is not then exercisable.  In the event of any substitution contemplated by the foregoing clauses, the Option shall continue in the manner and under the terms so provided.

(c)                                  Notwithstanding the foregoing, in the event that any decision of the Compensation Committee conflicts with the provisions of the Severance Plan in a manner which adversely affects the rights of the Optionee, such conflict shall be resolved in accordance with the provisions of Section 6.7(b) of the Severance Plan.

(d)                                 If, by reason of a change in capitalization described above, Optionee shall be entitled to new, additional or different shares of stock or securities of the Company or any other entity in respect of this Option, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria, if any, which were applicable to the shares of Stock subject to the Option prior to such change in capitalization.

5.                                       This Option shall not be assignable or transferable except by will or by the laws of descent or distribution provided, however, that the Optionee may transfer all or any portion of this Option to a member of his Immediate Family(1), a trust for the benefit of the Optionee or any member of his Immediate Family, partnerships in which the Optionee or his Immediate Family members and/or trusts are the only partners, and/or any organization exempt under Section 501(c) of the Internal Revenue Code of 1986, as amended (the “Code”).  This Option shall be exercisable only by the Optionee or his permitted assignee or transferee.

(1)                                  For the purposes of this Agreement, “Immediate Family” shall mean, whether natural, adopted or step (where applicable), the Optionee’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and anyone (other than employees) who shares such person’s home.

6.                                       Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company nor limit in any way the right of the Company to terminate or modify his employment at any time, with or without Cause.

7.                                       If the Company is for any reason required to withhold any amount under the laws and regulations of the United States, any jurisdiction thereof or local government with respect to the transfer of Stock upon exercise of the Option (“Withholding Taxes”), the Optionee or other person receiving such Stock shall be required to pay the Company the amount of any such Withholding Taxes.  The Company shall have the right to require the payment of any such Withholding Taxes before issuing any Stock hereunder.  In lieu of all or any part of a cash payment regarding such Withholding Taxes, the Company may permit a person to cover all or any part of the Withholding Taxes, through a reduction in the number of shares of Stock delivered to such person or a delivery or tender to the Company of shares of Stock held by such person, in each case valued in the same manner as used in computing the Withholding Taxes under applicable laws.

8.                                       The Company shall not be required to issue or deliver a certificate for shares of Stock hereunder unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the requirements of the exchanges, if any, on which the Company’s shares of Common Stock may, at that time, be listed.

9.                                       Notwithstanding anything contained herein to the contrary, in the event that the disposition of shares of Stock acquired hereunder is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder.  The certificates evidencing any of such shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

10.                                 To the extent that federal laws of the United States do not otherwise control, this Agreement shall be governed by the laws of New Jersey, without giving effect to principles of conflicts of laws, and shall be construed accordingly.

11.                                 In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

12.                                 This Agreement shall be binding upon and inure to the benefit of the successors (including by way of merger), assigns and heirs of the respective parties.

13.                                 The Optionee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock purchasable upon exercise of the Option granted hereunder unless and until certificates representing such shares shall have been issued by the Company.

14.                                 The Optionee acknowledges and agrees that a violation of Section 5 of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available.  Accordingly, the Optionee agrees that the Company shall be entitled to an injunction, restraining order or other equitable relief, without the posting of any bond, to prevent the breach of such Section and to enforce the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

RUSS BERRIE AND COMPANY, INC.

	BY:	/s/ John D. Wille
		Name:	John D. Wille
		Title:	Vice President Chief Financial Officer

AGREED TO AND ACCEPTED AS OF THE DATE OF GRANT SET FORTH ABOVE:

/s/ Michael Levin
SIGNATURE - OPTIONEE
DATE: March 24, 2005